Exhibit 10.1


                                  AMENDMENT # 3

TO THE ASSURANCE OF DISCONTINUANCE PURSUANT TO EXECUTIVE LAW ss. 63(15) BETWEEN THE ATTORNEY GENERAL OF THE STATE OF NEW YORK AND WILLIS GROUP HOLDINGS LTD, WILLIS NORTH AMERICA INC., AND WILLIS OF NEW YORK, INC. (collectively "WILLIS") DATED APRIL 7, 2005 (hereinafter, the "Assurance") and

                                  AMENDMENT #2

TO THE STIPULATION ENTERED INTO BY THE NEW YORK INSURANCE DEPARTMENT WITH WILLIS AND CERTAIN WILLIS AFFILIATES AS SPECIFIED THEREIN (collectively "WILLIS GROUP") DATED APRIL 8, 2005 (hereinafter, the "Stipulation")

     WHEREAS, pursuant to paragraph 31 of the Assurance, the parties recognize that Willis has the right to request that the parties modify this Agreement if compliance with any aspect of this Agreement proves impracticable; and

     WHEREAS, the parties have agreed to amend the Assurance to permit Willis to engage in certain business practices, consistent with the terms and conditions of this Agreement;

     NOW, THEREFORE, the parties hereby agree that the Assurance shall be clarified and amended as follows:

1. Paragraph 7 of the Assurance is hereby amended, such that the first and second sentences shall be amended to read as follows:

     "In connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Willis shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; a specific fee for service(s) to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of fee and commission. Willis shall accept no such commissions or fees unless, before the binding of any such policy, or provision of any such service: (a) Willis in plain, unambiguous written language fully discloses such commissions or fees in either dollars or percentage amounts, and the specific nature of each service for which fees are to be received; and (b) the U.S. client consents in writing."

2. Paragraph 14 of the Assurance is hereby amended in its entirety to read as follows:

     "Willis in placing, renewing, consulting on or servicing any insurance policy shall in writing: a) prior to binding, disclose to each client all quotes and indications sought and all quotes and indications received by Willis in connection with the coverage of the client's risk with all terms, including but not limited to any Willis interest in or contractual agreements with any of the prospective insurers, and all Compensation to be received by Willis for each quote, in dollars if known at that time or as a percent of premium if the dollar amount is not known at that time, from any insurer or third party in connection with the placement, renewal, consultation on or servicing of insurance for that client; b) provide disclosure to each client and obtain written consent in accordance with P. 7 of the Assurance for each client and (c) disclose to each client at the end of each year all Compensation received during the preceding year or contemplated to be received from any insurer or third party in connection with the placement, renewal, consultation on or servicing of that client's policy, provided that the Superintendent and the Attorney General may modify or limit such annual disclosure requirements in order to reduce unreasonable administrative burden upon Willis. The parties agree that this Paragraph shall not apply to MGA Compensation."

3. Paragraph 21 of the Assurance is hereby amended in its entirety to read as follows:

     "The Board of Directors of Willis shall file annual reports with the Superintendent on compliance with the standards of conduct regarding Compensation arrangements for five (5) years commencing in December 2005, which shall also include the amount of each form of Compensation received by Willis from each insurer with which it placed insurance during the preceding year, provided that the Superintendent may modify or limit such annual report requirements in order to reduce unreasonable administrative burden upon Willis."

4. Other than as amended above, the Assurance shall remain in full force and effect.

5. All references in the Stipulation to the Assurance of Discontinuance shall be deemed to include this Amendment.

6.   This Amendment may be executed in counterparts.

     WHEREFORE, the following signatures are affixed hereto on this ____ day of August, 2007.



Honorable Andrew Cuomo                    Honorable Eric Dinallo



----------------------                    --------------------------
Attorney General                          Superintendent of Insurance
State of New York                         New York State Insurance
120 Broadway, 25th Floor                  Department
New York, NY 10271                        25 Beaver Street
                                          New York, NY 10004



Willis Group Holdings Limited
Willis North America Inc.
Willis of New York, Inc. and
for purposes of the Stipulation,
on behalf of the Willis Group



By:
   -----------------
Mary E. Caiazzo
Chief Legal Officer
1 World Financial Center
200 Liberty Street, 7th Floor
New York, NY  10281